Exhibit 99

FOR IMMEDIATE RELEASE

March 11, 2004

Contact:	Robert Lentz
(614) 876-1900

AirNet Systems, Inc. Granted ISO 9001:2000 Certification

COLUMBUS, Ohio – AirNet Systems, Inc. (NYSE: ANS) today announced that the company’s primary aircraft maintenance center in Columbus, Ohio has been granted ISO 9001:2000 Certification by European Quality Assurance Limited.  Internationally recognized as the quality standard for service companies, this ISO certification is important to AirNet and its customers as an affirmation of AirNet’s competency in aircraft maintenance operations.  This certification provides further support and competitive advantage for AirNet’s diversification initiatives and growth strategy.

“We are extremely proud of this accomplishment and congratulate our aircraft maintenance staff.  This ISO certification reflects their hard work, dedication and ongoing standards of excellence,” said Joe Biggerstaff, AirNet’s Chairman, President and Chief Executive Officer.  “The Federal Aviation Administration enforces strict safety and quality protocol for the aviation industry; therefore, this ISO certification represents a natural extension of AirNet’s commitment to quality and further distinguishes our airline in the markets we serve.”

The certification process encompassed an extensive review of AirNet’s aircraft maintenance processes related to quality, consistency and safety.  European Quality Assurance Limited will conduct regular six-month reviews of AirNet’s aircraft maintenance operations to ensure compliance.  AirNet’s aircraft maintenance department has been awarded ISO 9001:2000 Certification through December 23, 2006.

European Quality Assurance Limited is an independent certification body, established to provide ISO certification services.  The organization maintains local offices in China, Greece, Ireland, South Korea, Singapore, Spain, United Kingdom and the United States.  European Quality Assurance Limited has issued more that 3,000 ISO certifications and is accredited by the United Kingdom Accreditation Service and other recognized bodies.

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About AirNet

AirNet Systems, Inc. is a premier provider of aviation services including time-critical small package delivery and passenger charter services.  AirNet operates AirNet Express, an integrated national air transportation network that provides expedited air transportation services for banks and time-critical small package shippers in more than 100 cities nationwide.  AirNet also provides passenger charter services to individuals and businesses.  Together, they operate more than 120 aircraft, including 40 Learjets, located strategically throughout the United States.  AirNet’s cargo fleet departs most cities several hours after other major package delivery companies.  To find out more, visit AirNet’s website at www.airnet.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements regarding future events and the future financial performance of AirNet Systems, Inc.  These forward-looking statements include comments on AirNet’s future growth and operational strategies.  These statements involve certain risks and uncertainties that may cause the actual events or results to differ materially from those indicated by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, potential regulatory changes by the Federal Aviation Administration or the Federal Reserve; implementation of the Check Clearing Act of the 21st Century, or similar legislation, which could have an effect on AirNet’s cancelled check volumes; potential changes in locally or federally mandated security requirements; acts of war and terrorist activities; adverse weather conditions; the impact of prolonged weakness in the U.S. economy on time-critical shipment volumes; changes in check processing and shipment patterns of bank customers; acceptance of AirNet’s time-critical service offerings within targeted markets; acceptance of AirNet’s passenger charter services and other risks and uncertainties detailed from time to time in AirNet’s reports filed with or furnished to the Securities and Exchange Commission.  Please refer to Item 7 of AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in forward-looking statements.

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